UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

May 18, 2006
________________________________________

THERMO ELECTRON CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		Number)

81 Wyman Street, P.O. Box 9046
Waltham, Massachusetts	02454-9046
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into or Amendment of Material Definitive Agreement

On February 28, 2006, as previously disclosed in a Current Report on Form 8-K filed on March 1, 2006, the Board of Directors of Thermo Electron Corporation (the “Company”), voted to approve a new compensation arrangement for Directors that included an increase in the annual stock option grant to eligible Directors from 7,500 shares to 10,500 shares. The implementation of an amendment to the Company’s Directors Stock Option Plan (as so amended and restated, the “Plan”), effecting the increase in the annual stock option grant to eligible Directors was approved by the Board of Directors on May 18, 2006 and is reflected in the Plan which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Thermo Electron Corporation Directors Stock Option Plan, as amended and restated as of May 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 19th day of May, 2006.

THERMO ELECTRON CORPORATION

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Vice President, General Counsel and Secretary